Centennial Money Market Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule

1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  06/24/96                           .0001295
                  06/25/96                           .0001299
                  06/26/96                           .0001296
                  06/27/96                           .0001300
                  06/28/96                           .0001301
                  06/29/96                           .0001301
                  06/30/96                           .0001301
                                                     --------

                  Seven Day
                    Total:                           .0009093


         Current Yield:                     $0.0009093/7 x 365 = 4.74%


                                                  365/7
         Effective Yield:           (.0009093 + 1)      - 1  = 4.85%